UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2016 (November 7, 2016)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 7, 2016, Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”) entered into the Third Amendment (the “Third Amendment”) to the Master Terms and Conditions for Warrants, dated as of October 18, 2011 (the “Master Terms”), as supplemented by a confirmation dated October 18, 2011 (the “Confirmation”) and as amended by the Amendment dated May 13, 2014 (the “First Amendment”) and the Second Amendment dated February 22, 2016 (the “Second Amendment”), with Citibank, N.A. (“Citi”).  The Master Terms, as supplemented by the Confirmation and amended by the First Amendment and the Second Amendment, are referred to below as the “Warrant Agreement” and, as further amended by the Third Amendment, as the “Amended Warrant Agreement.”  The Warrant Agreement governed the remaining outstanding warrants issued by the Company to Citi in 2011 in connection with the issuance of Regeneron’s 1.875% convertible senior notes (which matured on October 1, 2016 and are no longer outstanding) and the related hedging transactions.

Pursuant to the Third Amendment, the number of warrants held by Citi has been reduced by 381,293, or 63.1%, resulting in 223,373 warrants being held by Citi in accordance with the Amended Warrant Agreement.  The aggregate amount paid or payable by the Company to Citi in consideration of entering into the Third Amendment is $103.8 million.

The Third Amendment contains customary representations and warranties of the Company and Citi, respectively.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary

Date: November 14, 2016